UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 9, 2016

Geant Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-213009	38-3993849
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kiranthidiya road 114, Beruwala, Sri Lanka, 12070

(Address of principal executive offices)

+17027510467

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

On November 9, 2016 the Board of Directors approved the engagement of Fruci & Asssociates II, PLLC (Fruci) as the Company's independent registered public accounting firm for the Company's fiscal year ended May 31, 2016, effective immediately, and dismissed George Stewart, CPA ("Stewart") as the company's independent registered public accounting firm.  Stewart's audit report on the company's financial statements as of and for the fiscal year ended May 31, 2016 did not contain an adverse opinion or a disclaimer of opinion.

The Former Accountant's audit report on the financial  statements of the Company for the  fiscal  year  ended  May  31,  contained  no  adverse  opinion  or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or  accounting  principles,  except that the audit report on the financial statements  of the Company for the fiscal year ended May 31  contained  an uncertainty about the Company's ability to continue as a going concern.

During the period from February 26, 2016 (inception)  through May 31, 2016, and  through  the   period   ended  November 9, 2016,   there  were  no "disagreements" (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement  disclosure,  or auditing scope or procedures,  which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial  statements for such periods.

During the period from February 26, 2016 (inception) through May 31, 2016, and through the period ended November 9, 2016, there were no “reportable events" (as such term is defined in Item 304 of Regulation S-K).

Prior to retaining the New Accountant,  the Company did not consult with the New Accountant  regarding either: (i) the application of accounting  principles to a specified  transaction,  either  contemplated or proposed,  or the type of audit opinion that might be rendered on the Company's  financial  statements;  or (ii) any matter that was the subject of a "disagreement" or a "reportable  event" (as those terms are defined in Item 304 of Regulation S-K).

On November 9, 2016, the Company provided the Former Accountant with its disclosures in the  Current  Report  on Form 8-K  disclosing  the  dismissal  of the  Former Accountant  and  requested  in writing  that the Former  Accountant  furnish the Company  with a letter  addressed  to the  Securities  and  Exchange  Commission stating whether or not they agree with such disclosures. The Former Accountant's response is filed as an exhibit to this Current Report on Form 8-K.

New independent registered public accounting firm

On November 9, 2016 (the "Engagement Date"), the Company engaged FRUCI & ASSOCIATES II, PLLC as its independent registered public accounting firm for the Company's fiscal year ended May 31, 2017. The decision to engage FRUCI & ASSOCIATES II, PLLC as the Company's independent registered public accounting firm was approved by the Company's sole director.

During the year ended May 31, 2016 and for the period from inception February 26, 2016 through the Engagement Date, the Company has not consulted with FRUCI & ASSOCIATES II, PLLC regarding either:

1.

the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that FRUCI & ASSOCIATES II, PLLC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.

any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter from George Stewart, CPA Firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Geant Corp.

Date: November 9, 2016	By:	/s/ Suneetha Nandana Silva Sudusinghe
	Name:	Suneetha Nandana Silva Sudusinghe
	Title:	President